SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 7, 2005
Date of Report
(Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 12, 2005, Fisher Communications, Inc. (the “Company”) announced that a wholly-owned subsidiary of the Company has entered into an asset purchase agreement, dated as of December 7, 2005 (the “Asset Purchase Agreement”), to purchase four television stations: KPOU in La Grande, Oregon, KPOU LP in Salem Oregon, KUNS LP in Boise, Idaho, and KUNP LP in Idaho Falls/Pocatello, Idaho (the “Stations”). Also included in the asset sale contemplated by the Asset Purchase Agreement is a construction permit for a low power station to serve Twin Falls, Idaho, four construction permits for low power stations to serve Idaho Falls, Idaho, and one construction permit for KPOU LP, a licensed facility authorized to serve Salem, Oregon, which permit will be modified to provide coverage to Portland, Oregon (the “Construction Permits,” and together with the Stations the “Assets”). The sellers of the Assets are entities owned or controlled by Equity Broadcasting Corporation (the “Sellers”).
     The aggregate purchase price for the Assets is $20,300,000, subject to certain proration and adjustments to reflect the principle that the Sellers are entitled to all income and are responsible for all expenses arising from the conduct of the business and operation of the Stations prior to the closing of the transaction and the buyer is entitled to all income and is responsible for all expenses arising from the conduct of the business and operation of the Stations after the closing of the transaction.
     The transaction is subject to customary closing conditions, including obtaining approval from the Federal Communications Commission. The Asset Purchase Agreement provides that the Sellers and the buyer will indemnify each other for certain losses. In order to secure the Sellers’ indemnity obligations, a portion of the purchase price equal to $750,000 will be held in escrow, with an amount in excess of (i) $500,000 and (ii) the amount of any pending indemnification claims being released from escrow eight months following the closing date and with the balance being released twelve months following the closing date (other than amounts reserved for pending indemnification claims). Pursuant to the Asset Purchase Agreement, the buyer has paid $1,000,000 of the Purchase Price as earnest money.
     The Company’s press release announcing the asset purchase is included as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits
               (d)   Exhibits
               99.1   Press Release, dated December 12, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: December 12, 2005	By /s/ Robert C. Bateman
Robert C. Bateman
Senior Vice President Chief Financial Officer

Exhibit Index

99.1	Press Release, dated December 12, 2005.